UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

Oracle Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51785	26-0126028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Greenwich Ave., 3rd Floor

Greenwich, Connecticut 06830

(Address of principal executive offices)

(203) 862-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 22, 2008, Oracle Healthcare Acquisition Corp. (“Oracle”) issued a press release announcing that it has reached an agreement in principle with Precision Therapeutics, Inc. (“PTI”) to further amend the Agreement and Plan of Merger, dated as of December 3, 2007 and previously amended on January 24, 2008, by and among Oracle, a subsidiary of Oracle, and PTI, providing for the acquisition of PTI by Oracle. Pursuant to the proposed amendment, among other things, the consideration payable by Oracle at the closing of the merger would be reduced by 15% and Oracle would have no obligation to pay any post-closing top-up consideration. In connection with the proposed amendment, the founders of Oracle would agree that, upon completion of the merger, they would forfeit 50% of their aggregate 3,750,000 shares of Oracle common stock that they received in connection with the formation of Oracle. In addition, Oracle plans to postpone the special meeting of the stockholders of Oracle relating to the proposed acquisition until March 5, 2008.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description:
Exhibit 99.1	Press Release, dated February 22, 2008, issued by Oracle Healthcare Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE HEALTHCARE ACQUISITION CORP.

Date: February 22, 2008	By:	/s/ Joel D. Liffmann
Name: Joel D. Liffmann
Title: President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description:
Exhibit 99.1	Press Release, dated February 22, 2008, issued by Oracle Healthcare Acquisition Corp.